QUANTITATIVE MASTER SERIES TRUST, INC.

MASTER ENHANCED SMALL CAP SERIES

SERIES #16

FILE # 811-7885

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	AMOUNT PURCHASED	ISSUE SIZE	LIST OF UNDERWRITERS
1/13/2006	Pinnacle Entertainment	6,800	6,000,000

Lehman Brothers

Deutsche Bank

Bear Stearns & Co.

Merrill Lynch

JP Morgan

SG Americas Securities

Wachovia Capital

Wells Fargo Securities

Crowell, Weedon & Co

CRT Capital Group

Davenport & Co

Sterne, Agee & Leach, Inc.

1/18/2006	Western Refining, Inc.	10,700	22,500,000	Banc of America Deutsche Bank Bear Stearns & Co Merrill Lynch
1/25/2006	Chipotle	700	7,878,788

Morgan Stanley

SG Cowen & Co.

Banc of America

Citigroup

JPMorgan

Merrill Lynch

AG Edwards & Sons

RBC Capital Markets

SunTrust Capital

Wachovia Capital

M.R. Bell & Co.

Samuel A. Ramirez & Co.

Muriel Siebert & Co.

The Williams Capital Grp.

3/21/2006	Nexttest	5,000	5,400,000	Merrill Lynch & Co. Cowen & Company Needham & Company, LLC
3/23/2006	Tim Hortons	3,900	29,000,000	Goldman Sachs RBC Capital Markets JPMorgan Scotia Capital Bear, Sterns & co. Inc CIBC World Markets Cowen & Company Hariss Nesbit Lazard Capital Markets Merrill Lynch & Co. TD Securities LLC